Exhibit (g)(3)(xiv)

AMENDMENT NO. 13

AMENDED AND RESTATED GLOBAL CUSTODY AGREEMENT

Amendment No. 13 dated as of May 1, 2009 (“Amendment No. 13”), to the Amended and Restated Global Custody Agreement, dated as of February 1, 2002, as amended (“Agreement”), by and between EQ Advisors Trust (“Trust”) and JPMorgan Chase Bank (“JPMorgan”).

The Trust and JPMorgan hereby agree to modify and amend the Agreement as follows:

1.	New Portfolios. The Trust and JPMorgan have determined to add the following new Portfolios to the Agreement from and after the date hereof for all purposes on the terms and conditions contained in the Agreement:

AXA Tactical Manager 500 Portfolio-I,

AXA Tactical Manager 500 Portfolio-II,

AXA Tactical Manager 500 Portfolio-III

AXA Tactical Manager 2000 Portfolio-I

AXA Tactical Manager 2000 Portfolio-II

AXA Tactical Manager 2000 Portfolio-III

AXA Tactical Manager 400 Portfolio-I

AXA Tactical Manager 400 Portfolio-II

AXA Tactical Manager 400 Portfolio-III

AXA Tactical Manager International Portfolio I

AXA Tactical Manager International Portfolio-II

AXA Tactical Manager International Portfolio-III

AXA Growth Strategy Portfolio

(each, a “New Portfolio” and collectively, the “New Portfolios”)

2.	Name Changes. The names of the following Portfolios shall be changed as follows:

Current Name	New Name
AXA Defensive Strategy Portfolio	AXA Conservative Strategy Portfolio
EQ/AllianceBernstein Common Stock Portfolio	EQ/Common Stock Index Portfolio
EQ/Evergreen International Bond Portfolio	EQ/Global Bond PLUS Portfolio
EQ/Franklin Income Portfolio	EQ/AXA Franklin Income Core Portfolio
EQ/Franklin Small Cap Value Portfolio	EQ/AXA Franklin Small Cap Value Portfolio
EQ/Franklin Templeton Founding Strategy Portfolio	EQ/AXA Franklin Templeton Founding Strategy Core Portfolio
EQ/Marsico Focus Portfolio	EQ/Focus PLUS Portfolio
EQ/Mutual Shares Portfolio	EQ/AXA Mutual Shares Core Portfolio
EQ/PIMCO Real Return Portfolio	EQ/PIMCO Ultra Short Bond Portfolio
EQ/Templeton Growth Portfolio	EQ/AXA Templeton Growth Core Portfolio
EQ/Van Kampen Emerging Markets Equity Portfolio	EQ/Global Multi-Sector Equity Portfolio

3.	Schedule C. Schedule C to the Agreement, setting forth the Portfolios of the Trust participating on behalf of which the Trust is entering into the Agreement is hereby replaced in its entirety by Schedule C attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 13 as of the date first above set forth.

EQ ADVISORS TRUST		JPMORGAN CHASE BANK

By:	/s/ Brian Walsh	By:	/s/ John K. Breitweg
	Brian Walsh	Name:	John K. Breitweg
	Chief Financial Officer and Treasurer	Title:	Senior Vice President

SCHEDULE C

AMENDMENT NO. 13

AMENDED AND RESTATED GLOBAL CUSTODY AGREEMENT

All Asset Allocation Portfolio

AXA Balanced Strategy Portfolio

AXA Conservative Strategy Portfolio (formerly, AXA Defensive Strategy Portfolio)

AXA Conservative Growth Strategy Portfolio

AXA Growth Strategy Portfolio

AXA Moderate Growth Strategy Portfolio

Crossings Aggressive Allocation Portfolio

Crossings Conservative Allocation Portfolio

Crossings Conservative-Plus Allocation Portfolio

Crossings Moderate Allocation Portfolio

Crossings Moderate-Plus Allocation Portfolio

EQ/AllianceBernstein International Portfolio

EQ/AllianceBernstein Small Cap Growth Portfolio

EQ/Ariel Appreciation II Portfolio

EQ/AXA Franklin Income Core Portfolio (formerly, EQ/Franklin Income Portfolio)

EQ/AXA Franklin Small Cap Value Core Portfolio (formerly, EQ/Franklin Small Cap Value Portfolio)

EQ/AXA Franklin Templeton Founding Strategy Core Portfolio (formerly, EQ/Franklin Templeton Founding Strategy Portfolio)

EQ/AXA Mutual Shares Core Portfolio (formerly, EQ/Mutual Shares Portfolio)

EQ/AXA Rosenberg Value Long/Short Equity Portfolio

EQ/AXA Templeton Growth Core Portfolio (formerly, EQ/Templeton Growth Portfolio)

EQ/BlackRock Basic Value Equity Portfolio

EQ/BlackRock International Value Portfolio

EQ/Bond Index Portfolio

EQ/Boston Advisors Equity Income Portfolio

EQ/Calvert Socially Responsible Portfolio

EQ/Capital Guardian Growth Portfolio

EQ/Capital Guardian Research Portfolio

EQ/Caywood-Scholl High Yield Bond Portfolio

EQ/Common Stock Index Portfolio (formerly, EQ/AllianceBernstein Common Stock Portfolio)

EQ/Core Bond Index Portfolio

EQ/Davis New York Venture Portfolio

EQ/Equity 500 Index Portfolio

EQ/Evergreen Omega Portfolio

EQ/Focus PLUS Portfolio (formerly, EQ/Marsico Focus Portfolio)

EQ/GAMCO Mergers and Acquisitions Portfolio

EQ/GAMCO Small Company Value Portfolio

EQ/Global Bond PLUS Portfolio (formerly, EQ/Evergreen International Bond Portfolio)

EQ/Global Multi-Sector Equity Portfolio (EQ/Van Kampen Emerging Markets Equity Portfolio)

EQ/Government Securities Portfolio

EQ/Intermediate Government Bond Index Portfolio

EQ/International Core PLUS Portfolio

EQ/International ETF Portfolio

EQ/International Growth Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Large Cap Core PLUS Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Growth PLUS Portfolio

EQ/Large Cap Value Index Portfolio

EQ/Large Cap Value PLUS Portfolio

EQ/Long Term Bond Portfolio

EQ/Lord Abbett Growth and Income Portfolio

EQ/Lord Abbett Large Cap Core Portfolio

EQ/Lord Abbett Mid Cap Value Portfolio

EQ/Mid Cap Index Portfolio

EQ/Mid Cap Value PLUS Portfolio)

EQ/Money Market Portfolio

EQ/Montag & Caldwell Growth Portfolio

EQ/Oppenheimer Global Portfolio

EQ/Oppenheimer Main Street Opportunity Portfolio

EQ/Oppenheimer Main Street Small Cap Portfolio

EQ/PIMCO Ultra Short Bond Portfolio (formerly, EQ/PIMCO Real Return Portfolio)

EQ/Quality Bond PLUS Portfolio

EQ/Short Duration Bond Portfolio

EQ/Small Company Index Portfolio

EQ/T. Rowe Price Growth Stock Portfolio

EQ/UBS Growth and Income Portfolio

EQ/Van Kampen Comstock Portfolio

EQ/Van Kampen Mid Cap Growth Portfolio

EQ/Van Kampen Real Estate Portfolio

AXA Tactical Manager 500 Portfolio-I

AXA Tactical Manager 500 Portfolio-II

AXA Tactical Manager 500 Portfolio-III

AXA Tactical Manager 2000 Portfolio-I

AXA Tactical Manager 2000 Portfolio-II

AXA Tactical Manager 2000 Portfolio-III

AXA Tactical Manager 400 Portfolio-I

AXA Tactical Manager 400 Portfolio-II

AXA Tactical Manager 400 Portfolio-III

AXA Tactical Manager International Portfolio-I

AXA Tactical Manager International Portfolio-II

AXA Tactical Manager International Portfolio-III